Exhibit 10(d)

                                AWARD CERTIFICATE



                          Restricted Stock Units Award
                                    (Canada)


                           This certifies that [name]

                             is granted an Award of
                    **[number]* Restricted Stock Units, each
                  Restricted Stock Unit representing the right
                      to receive one share of Common Stock,
        no par value, of Darden Restaurants, Inc., a Florida corporation, on the vesting date or dates shown below.

        Social Insurance Number:
        Grant Date:                             _____________ , 200_
        Vesting Date[s]:                   [__________, _____][vesting schedule]


              This Restricted Stock Units Award is governed by, and subject in all respects to, the terms and conditions of the Restricted Stock Units Award Agreement, a copy of which is attached to and made a part of this document, and the Darden
          Restaurants, Inc. 2002 Stock Incentive Plan, a copy of which is available upon request. This Award Certificate has been duly executed, by manual or facsimile signature,
                     on behalf of Darden Restaurants, Inc.

      [signature]                                           [signature]

 Chairman of the Board    DARDEN RESTAURANTS, INC.     Senior Vice President
Chief Executive Officer                            General Counsel and Secretary

                            DARDEN RESTAURANTS, INC.
                            2002 STOCK INCENTIVE PLAN


                     RESTRICTED STOCK UNITS AWARD AGREEMENT
                                    (Canada)


     This Restricted Stock Units Award Agreement is between Darden Restaurants, Inc., a Florida corporation (the "Company"), and you, the person named in the attached Award Certificate who is an employee of the Company or one of its Affiliates. This Agreement is effective as of the date of grant set forth in the attached Award Certificate (the "Grant Date").

     The Company wishes to award to you a number of Restricted Stock Units, each Restricted Stock Unit representing the right to receive one share of the Company's Common Stock, no par value (the "Common Stock"), subject to certain restrictions as provided in this Agreement, in order to carry out the purpose of the Company's 2002 Stock Incentive Plan (the "Plan").

     Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:

     1. Award of Restricted Stock Units.

     The Company hereby grants to you, effective as of the Grant Date, an Award of Restricted Stock Units for that number of Units set forth in the attached Award Certificate (the "Restricted Stock Units"), on the terms and conditions set forth in this Agreement and the Award Certificate and in accordance with the terms of the Plan.

     2. Rights with Respect to the Restricted Stock Units.

     (a) The Restricted Stock Units granted pursuant to the attached Award Certificate and this Agreement do not and shall not give you any of the rights and privileges of a shareholder of Common Stock. Your rights with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date or dates on which such rights become vested, and the restrictions with respect to the Restricted Stock Units lapse, in accordance with Section 3, 4 or 5 hereof.

     (b) As long as you hold Restricted Stock Units granted pursuant to the attached Award Certificate and this Agreement, the Company shall make a cash payment to you, on each date that the Company pays a cash dividend to holders of Common Stock generally, in the amount equal to the dollar amount of the cash dividend paid per share of Common Stock on such date multiplied by the number of Restricted Stock Units subject to this Award, less any withholding on account of taxes or other similar amounts (including pension plan and employment insurance contributions) in respect of such payment.

     3. Vesting.

     Subject to the terms and conditions of this Agreement, the Restricted Stock Units shall vest, and the restrictions with respect to the Restricted Stock Units shall lapse, on the date or dates and in the amount or amounts set forth in the attached Award Certificate if you remain continuously employed by the Company or an Affiliate of the Company until the respective vesting dates.

     4. Change of Control.

     Notwithstanding the vesting provisions contained in Section 3 above, but subject to the other terms and conditions in this Agreement, upon the occurrence of a Change of Control (as defined below) you shall become immediately and unconditionally vested in all Restricted Stock Units and the restrictions with respect to all of the Restricted Stock Units shall lapse. For purposes of this Agreement, "Change of Control" shall mean any of the following events:

     (a) any person (including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) becomes, directly or indirectly, the beneficial owner of 20% or more of the shares of the Company entitled to vote for the election of directors;

     (b) as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event cease to constitute a majority of the Company's Board of Directors; or

     (c) the consummation of a transaction in which the Company ceases to be an independent publicly-owned corporation or the consummation of a sale or other disposition of all or substantially all of the assets of the Company.

     5. Early Vesting; Forfeiture.

     If you cease to be employed by the Company or an Affiliate of the Company prior to the vesting of the Restricted Stock Units pursuant to Section 3 or 4 hereof, your rights to all of the unvested Restricted Stock Units shall be immediately and irrevocably forfeited, including the right to receive cash payments pursuant to Section 2(b) hereof, except that:

          (i) if (A) the Company or an Affiliate of the Company terminates your employment involuntarily and not for cause (as determined by the Committee administering the Plan) prior to the vesting of the Restricted Stock Units pursuant to Section 3 or 4 hereof, (B) your combined age and years of service with the Company or an Affiliate of the Company equal at least 70 and (C) you did not hold the title of vice president or above at the Company, GMRI, Inc. or Darden Corporation on the Grant Date, then the Restricted Stock Units will vest on a pro rata basis on the date of notice of your termination of employment, based on the number of full months of employment completed from the Grant Date to the date of notice of your termination of employment divided by the number of full months in the vesting period for any unvested Restricted Stock Units, and your rights to all of the unvested Restricted Stock Units shall be immediately and irrevocably forfeited;

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


          (ii) if you retire on or after age 65 with five years of service with the Company or an Affiliate of the Company ("Normal Retirement") prior to the vesting of the Restricted Stock Units pursuant to Section 3 or 4 hereof, you shall become immediately and unconditionally vested in all Restricted Stock Units and the restrictions with respect to all Restricted Stock Units shall lapse on the date of your Normal Retirement;

          (iii) if you retire on or after age 55 with ten years of service with the Company or an Affiliate of the Company but before Normal Retirement ("Early Retirement") and you did not hold the title of vice president or above at the Company, GMRI, Inc. or Darden Corporation on the Grant Date, the Restricted Stock Units will vest on a pro rata basis on the date of your Early Retirement, based on the number of full months of employment completed from the Grant Date to the date of your Early Retirement divided by the number of full months in the vesting period for any unvested Restricted Stock Units, and your rights to all of the unvested Restricted Stock Units shall be immediately and irrevocably forfeited; or

          (iv) if you die prior to the vesting of the Restricted Stock Units pursuant to Section 3 or 4 hereof, you shall become immediately and unconditionally vested in all Restricted Stock Units and the restrictions with respect to all Restricted Stock Units shall lapse on the date of your death. No transfer by will or the applicable laws of descent and distribution of any Restricted Stock Units which vest by reason of your death shall be effective to bind the Company unless the Committee administering the Plan shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

     6. Restriction on Transfer.

     None of the Restricted Stock Units may be sold, assigned, transferred, pledged, attached or otherwise encumbered, and no attempt to transfer the Restricted Stock Units, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Restricted Stock Units.

     7. Payment of Restricted Stock Units; Issuance of Common Stock.

     No shares of Common Stock shall be issued to you prior to the date on which the applicable Restricted Stock Units vest, in accordance with the terms and conditions of the attached Award Certificate and this Award Agreement. After any Restricted Stock Units vest pursuant to Section 3, 4 or 5 hereof, the Company shall promptly cause to be issued in your name one share of Common Stock for each Restricted Stock Unit. Subject to deductions of any amounts on account of taxes or other similar payments pursuant to Section 9 hereof, the Company shall promptly cause the shares of Common Stock (less any shares withheld to satisfy such amounts) to be delivered, either by book-entry registration or in the form of a certificate or certificates, registered in your name or in the names of your legal representatives, beneficiaries or heirs, as the case may be;
provided, however, that any distribution to any "specified employee" (as determined in accordance with Section 409A of the Code) on account of a separation from service shall be made as soon as practicable after the first day of the calendar

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

month which occurs six calendar months after such separation from service, but in no event later than the 15th day of the third month following the calendar year in which the end of such six-month period occurs. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share of Common Stock. Any shares of Common Stock delivered pursuant to this Award Agreement shall be newly issued shares.

     8. Adjustments.

     In the event that the Committee administering the Plan shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the Common Stock such that an adjustment of the Restricted Stock Units is determined by the Committee administering the Plan to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the attached Award Certificate and this Agreement, then the Committee shall, in such manner as it may deem equitable, in its sole discretion, adjust any or all of the number and type of shares subject to the Restricted Stock Units.

     9. Taxes.

     (a) You acknowledge that you will consult with your personal tax advisor regarding the income tax consequences of the grant of the Restricted Stock Units, the receipt of cash payments pursuant to Section 2(b) hereof, the vesting of the Restricted Stock Units and the receipt of shares of Common Stock, and any other matters related to this Agreement. In order to comply with all applicable federal, provincial, state, local or foreign income tax or other laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, provincial, state, local or foreign payroll, withholding, income or other taxes, or similar amounts (including pension plan and employment insurance contributions), are collected from you or withheld from any amounts (including shares of Common Stock) paid or delivered to you pursuant to this Agreement or otherwise.

     (b) In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, you may elect to satisfy any applicable tax or other withholding obligations arising from the vesting of the Restricted Stock Units and the corresponding receipt of shares of Common Stock by (i) delivering cash (including check, draft, money order or wire transfer made payable to the order of the Company), (ii) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered having a Fair Market Value equal to the amount of such taxes or other amounts required to be withheld, or (iii) delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes or other amounts required to be withheld. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share of Common Stock. Your election must be made on or before the date that the amount of tax or other similar amount to be withheld is determined.

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

     10. General Provisions.

     (a) Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon your request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.

     (b) No Right to Employment. Nothing in this Agreement or the Plan shall be construed as giving you the right to be retained as an employee of the Company or any Affiliate of the Company. In addition, the Company or an Affiliate of the Company may at any time dismiss you from employment, free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.

     (c) Reservation of Shares. The Company shall at all times prior to the vesting of the Restricted Stock Units reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

     (d) Securities Matters. The Company shall not be required to deliver any shares of Common Stock until the requirements of any federal, provincial or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

     (e) Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

     (f) Governing Law. The internal law, and not the law of conflicts, of the State of Florida will govern all questions concerning the validity, construction and effect of this Agreement.

     (g) Notices. You should send all written notices regarding this Agreement or the Plan to the Company at the following address:

                           Darden Restaurants, Inc.
                           Supervisor, Stock Compensation Plans
                           5900 Lake Ellenor Drive
                           Orlando, FL  32809

     (h) Award Certificate. This Restricted Stock Units Award Agreement is attached to and made a part of an Award Certificate and shall have no force or effect unless such Award Certificate is duly executed and delivered by the Company to you.

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